UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 9, 2016

BRIDGFORD FOODS CORPORATION
(Exact name of registrant as specified in its charter)

California	000-02396	95-1778176
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1308 N. Patt Street, Anaheim, CA	92801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (714) 526-5533

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of shareholders on Wednesday, March 9, 2016 at the offices of Bridgford Foods Corporation, 1308 North Patt Street, Anaheim, California at 10:00 am. Shareholders representing 8,833,204 or 97% of the 9,078,507 shares entitled to vote were present in person or by proxy. Proxies for the meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934. At the Annual Meeting, management Proposals 1 and 2 were approved. The proposals below are described in detail in the Company’s definitive proxy statement dated February 19, 2016 for the Annual Meeting.

The results are as follows:

Proposal 1

The following persons were nominated and elected directors:

William L. Bridgford	Allan Bridgford Jr.	Bruce H. Bridgford	John V. Simmons
Todd C. Andrews	D. Gregory Scott	Raymond F. Lancy	Keith A. Ross

The shareholder voting for board members is summarized as follows:

Director	Votes For	Votes Withheld	Broker Non-Vote
William L. Bridgford	7,721,854	316,628	794,722
Allan Bridgford Jr.	7,721,854	316,628	794,722
Bruce H. Bridgford	7,721,854	316,628	794,722
John V. Simmons	7,721,854	316,628	794,722
Todd C. Andrews	8,019,871	18,611	794,722
D. Gregory Scott	8,019,871	18,611	794,722
Raymond F. Lancy	7,632,743	405,739	794,722
Keith A. Ross	8,019,871	18,611	794,722

Proposal 2

Votes cast for appointment of Squar Milner LLP (formerly known as Squar, Milner, Peterson, Miranda & Williamson, LLP) as the independent registered public accounting firm for the Company for the fiscal year commencing October 31, 2015 were as follows:

8,833,151 FOR

0 AGAINST

53 ABSTAINED

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGFORD FOODS CORPORATION

March 9, 2016	By:	/s/ Raymond F. Lancy
Raymond F. Lancy
Principal Financial Officer